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                                                                       Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 13, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to Shareholders of The Tocqueville Trust, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights", "Financial Statements", and "Counsel and Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
July 25, 2003